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                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Registration Statement (Form N-1A) and related prospectus of Security Tax-Exempt Fund and to the incorporation by reference of our report dated January 26, 1996, with respect to the financial statements of Security Tax-Exempt Fund included in its Annual Report to Shareholders for the year ended December 31, 1995.

                                                               Ernst & Young LLP

                                                               Ernst & Young LLP

Kansas City, Missouri
February 29, 1996